UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2018

OREXIGEN THERAPEUTICS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

___________________________________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for

complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events.

On March 12, 2018, Orexigen Therapeutics, Inc. (the “Company”) filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The filing was made in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 18-10518) (the “Chapter 11 case”). The Company continues to operate its business as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

During the pendency of its Chapter 11 case, in lieu of filing quarterly reports on Form 10-Q and annual reports on Form 10-K under Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company intends to follow the procedures outlined in Exchange Act Release No. 9660 (June 30, 1972), the Securities and Exchange Commission’s (the “Commission”) Staff Legal Bulletin No. 2 (April 15, 1997) and the Commission’s related no-action correspondence.  Accordingly, the Company will file with the Commission, under cover of current reports on Form 8-K, copies of the monthly financial reports required to be filed with the Bankruptcy Court pursuant to Bankruptcy Rule 2015, as well as other material information concerning developments in its bankruptcy proceedings. The Company will continue to comply with all other requirements of the Exchange Act, including Regulation 14A regarding the solicitation of proxies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: April 2, 2018	By:	/s/ Thomas P. Lynch
	Name:	Thomas P. Lynch
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary